SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2003

PMA Capital Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	000-22761 (Commission File Number)	23-2217932 (IRS Employer Identification No.)

1735 Market Street, Suite 2800 Philadelphia, Pennsylvania (Address of principal executive offices)	19103-7590 (Zip Code)

Registrant's telephone number, including area code:

(215) 665-5046

Not Applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

        At the present time, we have decided not to continue with our proposed $100 million offering of senior notes offered under a preliminary prospectus supplement dated February 19, 2003 to a prospectus dated July 19, 2002, included in our Registration Statement on Form S-3 (No. 333-84764).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMA Capital Corporation

Date: February 25, 2003	By: /s/ William E. Hitselberger
William E. Hitselberger
Senior Vice President, Chief Financial and Treasurer